UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 29, 2014

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)

Registrant's telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2014, Fuel Systems Solutions, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Steven R. Becker (“Mr. Becker”), Matthew A. Drapkin, Becker Drapkin Management, L.P., and certain of their affiliates (collectively, the “Becker Drapkin Group”).

Pursuant to the terms of the Agreement and provided that the Becker Drapkin Group beneficially owns 5% or more of the outstanding common stock of the Company and has not breached certain provisions of the Agreement, the Company has agreed (a) that as soon as reasonably practicable, but in any event no later than November 3, 2014, the Board of Directors of the Company (the “Board”) shall, in accordance with its governance documents, adopt resolutions to (i) increase the size of the Board from seven to eight total directors, (ii) appoint Mr. Becker to the Board as a director in the class of directors whose terms shall expire at the Company’s Annual Meeting of Shareholders to be held in 2016 (the “2016 Annual Meeting”), (iii) expand the Nominating & Corporate Governance Committee to five total members, and appoint James W. Nall as chair thereto and Messrs. Becker, Clarke, Di Toro and Pompeo as the other members thereof, (iv) appoint James W. Nall to the office of Chairman of the Board; and (v) create, as of the date of Mr. Becker’s appointment, and maintain a strategy committee, which will be comprised of Mr. Becker as chair thereto and Messrs. Clarke, Di Toro and Nall as the other members thereof; (b) to nominate and recommend Mr. Becker for election to the Board as a director at the 2016 Annual Meeting, subject to certain terms of the Agreement; (c) that with respect to any annual meeting of shareholders at which Mr. Becker is eligible for nomination as a director, to notify the Becker Drapkin Group, no later than 90 days prior to the advance notice deadline for such annual meeting as set forth in the Company’s organizational documents, in writing whether the Nominating & Corporate Governance Committee has resolved to nominate Mr. Becker for election at such annual meeting and, if Mr. Becker is not so nominated, then the Company shall take appropriate action to provide the Becker Drapkin Group with at least a 90 day period from such notification to comply with the advance notice provisions for nominations of directors at such annual meeting and cause such annual meeting not to be held prior to 120 days following such notification; (d) that within 180 days of the date of the Agreement, take all necessary steps to appoint one new director to the Board (which such appointment, for the avoidance of doubt, may be effected by an increase in the size of the Board to nine directors), who shall be mutually agreed upon by the Becker Drapkin Group and the Company, and engage, within five days of Mr. Becker’s appointment to the Board, an executive search firm approved by the Becker Drapkin Group to identify candidates for appointment as director to the Board; and (e) that while Mr. Becker is a member of the Board and meets all requirements for such service, (i) to not change the class year of Mr. Becker as a director unless to extend it or as may be agreed to by the Becker Drapkin Group, (ii) to not increase the size of the Board except as described in the Agreement, unless the Becker Drapkin Group has consented to such increase, (iii) to not remove Mr. Becker from the Nominating & Corporate Governance Committee without the prior consent of the Becker Drapkin Group, (iv) to not fill any vacancy on the Board unless the Board would have less than seven directors serving by not filling such vacancy or if the appointment is pursuant to certain provisions of the Agreement, and (v) to offer Mr. Becker membership on, and to not remove Mr. Becker from, if serving, any of the committees of the Board constituted to evaluate strategic opportunities for the Company, including without limitation the strategy committee.

The Agreement provides that Mr. Becker irrevocably tenders his resignation as a director effective as of the date that (a) the Becker Drapkin Group does not have beneficial ownership of 5% or more of the outstanding common stock of the Company or (b) the Becker Drapkin Group breaches and fails to cure certain provisions of the Agreement, including but not limited to its covenant to inform the Company of changes in its beneficial ownership of Company common stock, and such breach has not been cured within five days following written notice of such breach.

If Mr. Becker is unable or unwilling to serve as a director, the Becker Drapkin Group and the Board, excluding Mr. Becker, shall appoint a mutually agreeable replacement within 90 days of Mr. Becker validly tendering his resignation from the Board other than with respect to any resignation required pursuant to the terms of the Agreement.

The Agreement also provides that the Becker Drapkin Group shall have certain enumerated obligations until the earlier of (i) 30 days after Mr. Becker ceases to be a member of the Board; (ii) the 90th day prior to the advance notice deadline for the first annual meeting of shareholders where (A) Mr. Becker (or any permitted replacement) is eligible for nomination to the Board, and (B) the Company has notified the Becker Drapkin Group pursuant to the Agreement that the Nominating & Corporate Governance Committee has resolved to not recommend Becker for election to the Board at such annual meeting; and (iii) such date, if any, on which the Company materially breaches certain provisions of the Agreement and such breach has not been cured within thirty days following written notice, provided the breach is curable (the “Standstill Period”).

During the Standstill Period, the Becker Drapkin Group has agreed to (a) cause all shares of the Company’s common stock beneficially owned by the Becker Drapkin Group to be present for quorum purposes at all shareholders’ meetings and to be voted in favor of all directors nominated by the Board for election and against certain sale transactions described in the Agreement that are not approved by a majority of the Board; and (b) refrain from taking certain actions, including, subject to certain exceptions, to not (i) acquire beneficial ownership in excess of 15% of the outstanding shares of the Company’s common stock, (ii) submit any shareholder proposals (pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board or oppose directors nominated by the Board (provided that such nominees were not nominated in contravention of the Agreement), (iii) participate in any “group,” within the meaning of Section 13(d)(3) of the Exchange Act, with respect to the Company’s common stock (other than solely with other members of the Becker Drapkin Group), (iv) solicit proxies or written consents of stockholders, or otherwise conduct any nonbinding referendum with respect to the Company’s common stock, or make any solicitation of any proxy to vote, or in any way engage in discussions with, encourage or influence any person with respect to voting or tendering any shares of Company common stock with respect to any matter, (v) attempt to call special meetings of the Company’s shareholders or otherwise acting alone, or in concert with others, to seek to control or influence the governance or policies of the Company, (vi) be involved with certain business combinations or sale transactions described in the Agreement, (vii) publicly disclose, or cause or facilitate the public disclosure of, any intent, purpose, plan or proposal to obtain any waiver, or consent under, or any amendment of, any provisions of the voting, standstill or other provisions of the Agreement, (viii) disparage the Company or any member of the Board or management of the Company, (ix) engage in any short sale or derivatives transaction that derives any significant part of its value from a decline in the market price or value of the Company’s securities, and (x) take any action inconsistent with any of the foregoing.

The Company shall reimburse the Becker Drapkin Group for up to a maximum of $75,000 of reasonable and documented out-of-pocket expenses incurred in connection with the negotiation and execution of the Agreement.

The description of the Agreement set forth above is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 29, 2014, the Board approved the appointment of Mr. Becker to the Board, effective on such date, pursuant to the Agreement described in Item 1.01 of this Current Report on Form 8-K.  Mr. Becker’s initial term will expire at the 2016 Annual Meeting.  Mr. Becker will serve on the Nominating & Corporate Governance Committee and as chair of a strategy committee.  The Company will provide Mr. Becker with the standard compensation and indemnification approved for non-employee directors.

The joint press release dated October 29, 2014 issued by the Company and Becker Drapkin Management, L.P. announcing Mr. Becker’s appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1
Agreement dated as of October 29, 2014 by and among Fuel Systems Solutions, Inc., Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., and Becker Drapkin Partners, L.P.

99.1	Press Release dated October 29, 2014 issued by the Company and Becker Drapkin Management, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: October 29, 2014	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Financial Officer